UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2009

TIM HORTONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32843	51-0370507
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

874 Sinclair Road, Oakville, ON, Canada	L6K 2Y1
(Address of principal executive offices)	(Zip Code)

(905) 845-6511

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 7, 2009, Tim Hortons Inc. (the “Company”) issued a press release containing financial information regarding its 2009 first quarter results and certain other information. The press release is attached hereto as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure.

The Company will host a quarterly conference call to discuss its first quarter results on Thursday, May 7, 2009 at 1:30 p.m. (Eastern Daylight Savings Time). Investors and the public may listen to the conference call in the manner described in the Company’s press release attached hereto as Exhibit 99.1.

The Company will also hold its Annual Stockholders’ Meeting on Friday, May 8, 2009 at 10:30 a.m. (Eastern Daylight Savings Time) at the School of Hospitality and Tourism Management, Ted Rogers School of Management, Ryerson University, 7th Floor Auditorium, 55 Dundas Street West, Toronto, Ontario. A live webcast of the event will be available at www.timhortons-invest.com through the “Events and Presentations” tab, also as more fully described in the Company’s press release attached hereto as Exhibit 99.1.

Item 8.01	Other Events.

Dividend. On May 7, 2009, the Company also announced that its Board of Directors has approved a Cdn.$0.10 per share regular quarterly dividend. The dividend is payable on June 16, 2009 to stockholders of record on June 2, 2009. The declaration of all future dividends is subject to the Board’s discretion. The full text of the Company’s press release issued today regarding its quarterly dividend is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press release issued by the Company dated May 7, 2009 regarding the release of quarterly financial results and other information.

Exhibit 99.2	Press release issued by the Company dated May 7, 2009 announcing Cdn.$0.10 quarterly dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIM HORTONS INC.

Date: May 7, 2009	By:	/s/ JILL E. AEBKER
Jill E. Aebker
Associate General Counsel and Secretary